UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

PATHFINDER BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, New York 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On September 28, 2022, Pathfinder Bancorp, Inc. (the “Company”), on behalf of itself, Pathfinder Bank and any other affiliates or subsidiaries (collectively, “Pathfinder”), entered into a Separation Agreement and Release (“Agreement”) with Thomas W. Schneider (“Mr. Schneider”), the Company’s former Director of Capital Markets and Corporate Strategy, pursuant to which the Company and Mr. Schneider set forth certain rights, covenants and responsibilities between the parties, following Mr. Schneider’s resignation from employment with the Company, which occurred on September 7, 2022.  The Agreement includes a general release of claims by Mr. Schneider and in favor of Pathfinder and its current and former directors, officers, employees, associates and other enumerated affiliates, subject to a 7-day revocation period beginning on the date of the Agreement.  The Agreement will become effective on the 8th calendar day after Mr. Schneider signs the agreement (the “Effective Date”).

Pursuant to the Agreement, and in consideration for Mr. Schneider’s commitments and releases set forth therein, the Company will pay Mr. Schneider Sixty-Thousand Dollars ($60,000), less applicable taxes, withholding and deductions, within 15 days after the Effective Date.  Under the Agreement, Mr. Schneider is entitled to elect COBRA coverage, and if so elected, Mr. Schneider will receive health and dental coverage under the Company’s health and dental plans and the Company will pay the full amount of such coverage through November 30, 2022.

The Agreement also includes non-disparagement, non-disclosure and non-solicitation provisions and sets forth remedies for breach.  Under the Agreement, Mr. Schneider also agrees to make himself available to cooperate with reasonable requests for information relating to his prior position as Director of Capital Markets and Corporate Strategy and to reasonably cooperate with Pathfinder and its counsel in connection with litigation and investigations brought by third parties, if any, and Pathfinder will reimburse Mr. Schneider for his reasonable expenses associated with the foregoing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement that is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. None.

(d)	Exhibits.
	10.1	Separation Agreement and General Release by and between Pathfinder Bancorp, Inc. and Thomas W. Schneider, dated September 28, 2022
	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: October 7, 2022	By:	/s/ James A. Dowd
James A. Dowd
Interim President and Chief Executive Officer